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                                                               EXHIBIT 10.41













                                      NORDSTROM

                        DIRECTORS DEFERRED COMPENSATION PLAN

                                  (2007 Restatement)



Except as specifically stated, this Restatement applies to amounts deferred and vested on or after January 1, 2008. Amounts deferred and vested prior to January 1, 2005 (and investment gains and losses attributable to such amounts) are governed by the 2002 Restatement and any amendments to the 2002 Restatement. Amounts initially deferred and vested after December 31, 2004 and before January 1, 2008 are subject to the provisions of this Restatement, except to the extent modified by transition rules separately documented by the Company.






                                Lane Powell PC
                     601 S.W. Second Avenue, Suite 2100
                            Portland, Oregon 97204
                          Telephone:  (503) 778-2100
                          Facsimile:  (503) 778-2200















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TABLE OF CONTENTS

ARTICLE I TITLE, PURPOSE AND EFFECTIVE DATE.................................1
1.1  Title..................................................................1
1.2  Purpose................................................................1
1.3  Effective Date.........................................................1
ARTICLE II ELIGIBILITY......................................................1
2.1  Participation..........................................................1
2.2  Time of Eligibility....................................................1
ARTICLE III DEFERRAL OF COMPENSATION........................................1
3.1  Deferral Elections.....................................................1
3.2  Amount of Deferral.....................................................2
3.3  Effect of Election to Defer Equity Compensation........................3
3.4  Minimum Deferral.......................................................3
3.5  Requirement for Deferral Agreement.....................................3
3.6  Applicability of Deferral Agreement....................................3
3.7  Suspension of Participation............................................3
ARTICLE IV APPRECIATION UNIT AWARDS AND VALUATION...........................3
4.1  Participation..........................................................3
4.2  Award of Units.........................................................4
4.3  Nature of Units........................................................4
4.4  Conversion.............................................................4
4.5  Valuation..............................................................4
4.6  Participation Agreement................................................4
4.7  Effect of Change in Stock..............................................5
ARTICLE V BOOKKEEPING ACCOUNT AND CREDITING.................................5
5.1  Bookkeeping Account....................................................5
5.2  Time of Crediting Accounts.............................................6
5.3  Participant Deemed Investments.........................................6
5.4  Investments by the Company.............................................6
5.5  Limited Effect of Allocation...........................................7
5.6  Report of Account......................................................7
ARTICLE VI RIGHTS OF PARTICIPANT IN PLAN....................................8
6.1  Ownership Rights in Bookkeeping Account................................8
6.2  Rights in Plan are Unfunded and Unsecured..............................8
6.3  No Transfer of Interest in Plan Allowed................................8
6.4  Plan Binding Upon Parties..............................................8
ARTICLE VII DISTRIBUTIONS...................................................8
7.1  Retirement.............................................................8
7.2  In-Service Distributions...............................................9
7.3  Distribution Following Separation from Service (Non-Retirement).......10
7.4  Retirement Distributions..............................................10
7.5  Cash and Stock Distributions..........................................11
7.6  Acceleration of Payment...............................................11
ARTICLE VIII DEATH BENEFITS................................................11
8.1  Designation of Beneficiary............................................11
8.2  Deemed Beneficiary....................................................11
8.3  Surviving Beneficiary.................................................12
8.4  Determination of Account Balance at Death.............................12
8.5  Distribution of Bookkeeping Account Balance at Death..................12
8.6  Determination of Beneficiary..........................................13
8.7  Payments to Minor or Incapacitated Beneficiaries......................13
8.8  Effect of Divorce.....................................................13
ARTICLE IX ADMINISTRATION OF THE PLAN......................................13
9.1  Plan Sponsor and Administrator........................................13
9.2  Powers and Authority of the Company.................................. 13
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9.3  Administrative Committee..............................................14
9.4  Powers and Authority of Leadership Benefits...                        15
9.5  Reliance on Opinions..................................................16
9.6  Information...........................................................16
9.7  Indemnification.......................................................16
ARTICLE X CLAIMS PROCEDURE.................................................16
10.1  Submission of Claim..................................................16
10.2  Denial of Claim......................................................16
10.3  Review of Denied Claim...............................................16
10.4  Decision Upon Review of Denied Claim.................................17
ARTICLE XI AMENDMENT AND TERMINATION.......................................17
ARTICLE XII MISCELLANEOUS..................................................17
12.1  No Employment Contract...............................................17
12.2  Cooperation..........................................................17
12.3  Illegality and Invalidity............................................17
12.4  Required Notice......................................................17
12.5  Interest of Participant's Spouse.....................................18
12.6  Tax Liabilities from Plan............................................18
12.7  Benefits Nonexclusive................................................18
12.8  Discharge of Company Obligation......................................18
12.9  Costs of Enforcement.................................................18
12.10  Gender and Case.....................................................18
12.11  Titles and Headings.................................................18
12.12  Applicable Law......................................................19
12.13  Counterparts........................................................19
12.14  Definitions.........................................................19






























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ARTICLE I
TITLE, PURPOSE AND EFFECTIVE DATE

1.1 Title. This plan shall be known as the Nordstrom Directors Deferred Compensation Plan, and any reference in this instrument to the Plan shall include the plan as described herein and as amended from time to time.

1.2 Purpose. The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for non-employee members of the Board of Nordstrom, Inc., a Washington corporation, and its affiliates ("Company"). Because the Plan does not cover any employees of the Company, it is exempt from the Employee Retirement Income Security Act of 1974, as amended.

1.3 Effective Date. The Plan was originally effective as of January 1, 1994 and was restated effective January 1, 2003. The Plan is again restated to comply with Section 409A of the Code. Except as specifically stated to the contrary, this restatement applies only to amounts deferred and vested on or after January 1, 2008. Amounts deferred and vested prior to January 1, 2005 (and investment gains and losses attributable to such amounts) are governed by the 2002 Restatement and any amendments to the 2002 Restatement. Amounts initially deferred and vested after December 31, 2004 and before January 1, 2008 are subject to the provisions of this Restatement, except to the extent modified by transition rules separately documented by the Company.


ARTICLE II
ELIGIBILITY

2.1 Participation. A Board member becomes a Participant in the Plan when he or she elects to defer a portion of his or her director's fees pursuant to the terms of the Plan and Article III or when the Company awards Appreciation Units to the Board member pursuant to the terms of the Plan and Article IV.
A Board member remains a Participant as long as he or she has a Bookkeeping Account balance that has not yet been entirely distributed.

2.2 Time of Eligibility. A Board member shall be eligible to participate in the Plan upon becoming a Board member. Subject to the provisions of the Plan, all Board members will be eligible to defer compensation and receive benefits at the time and in the manner provided hereunder.


ARTICLE III
DEFERRAL OF COMPENSATION

3.1 Deferral Elections. A Board member wishing to defer Eligible Compensation must properly execute a Deferral Agreement in accordance with procedures established by the Company's Leadership Benefits Department on or before the applicable Election Date.

(a) Deferral Agreement. As used in this instrument, the term Deferral Agreement means the written or electronic form prescribed by the Administrative Committee, and developed in conjunction with Leadership Benefits, and which indicates the portion of the Participant's director's fees he or she elects to defer for any Plan Year and the time and form of

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payment of the deferred amounts.  No Deferral Agreement shall be effective until accepted by the Company or its designated agent.

(b) Election Date. The Election Date is the date by which a Participant must submit a valid Deferral Agreement to the Company, determined as follows:

(1) Plan Year Open Enrollment-Cash Fees. The Election Date for deferrals of cash fees is December 31 of the year preceding the year in which the Participant performs the services that generate the cash fees.

(2) Election Date for Stock Units and Restricted Stock. The Election Date for deferrals of Stock Units and for shares of Restricted Stock granted under the Nordstrom, Inc. 2002 Non-Employee Director Stock Incentive Plan, or a successor plan ("Director Incentive Plan") is December 31 of the year preceding the year in which the grant is made. Grants under the Director Incentive Plan are made for services to be performed in the 12-month period following the grant.

(3) New Participants. The Election Date for any Participant who first becomes a Board member during the Plan Year is thirty (30) days after the date the Participant first becomes a Board member.

(c) Eligible Compensation. For purposes of this Plan, the following items of a Participant's remuneration shall be considered Eligible Compensation:

(1) Cash Fees. The Participant's director's fees payable in cash that are attributable to services performed in the year following the Plan Year containing the Election Date.

(2) Equity Compensation. Equity Compensation includes the following grants under the Director Incentive Plan:

(A)  Restricted Shares.  The Participant's Restricted Shares; and

(B)  Stock Units.  The Participant's Stock Units.

3.2 Amount of Deferral. A Participant may, for any Plan Year, irrevocably elect to have the following amounts of Eligible Compensation deferred and credited to the Participant's Bookkeeping Account in accordance with the terms and conditions of the Plan:

(a)  Cash Fees.  All or a portion of the Participant's cash director's fees;

(b)  Restricted Stock.  All or a portion of the Participant's Restricted
Stock; and

(c) Stock Units. All or a portion of the Participant's settlement of Stock Units in a future year.

3.3 Effect of Election to Defer Equity Compensation. At the time of deferral, a Participant must elect the time and form of payment of Equity Compensation. Once the deferral election becomes irrevocable as of an Election Date, the time and form of payment of Equity Compensation subject to that election shall be governed solely by the election under this Plan and shall not be governed by the time and form of payment provisions under the Director Incentive Plan.
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3.4  Minimum Deferral.  Each Participant must agree to defer a minimum of five thousand dollars ($5,000) per Plan Year; provided, however, that this minimum need not be met if director's fees actually paid are insufficient to yield such minimum deferral in accordance with the Participant's Deferral Election.

3.5 Requirement for Deferral Agreement. A Participant who has not timely submitted a valid Deferral Agreement may not defer any Eligible Compensation for the applicable Plan Year under the Plan.

3.6 Applicability of Deferral Agreement. A Deferral Agreement remains in effect for the Plan Year to which it applies, except that the Deferral Agreement shall automatically be cancelled for the remainder of any Plan Year in which a Participant's request for an unforeseeable financial emergency is approved. A Participant must file a new Deferral Agreement for each Plan Year. The terms of any Deferral Agreement may, but need not be, similar to the terms of any prior Agreement.

3.7 Suspension of Participation. If a Participant receives an unscheduled in-service distribution (with penalty) under the 2002 restatement of this Plan, the Participant's eligibility to defer under this Plan shall continue for the remainder of the Plan Year in which the unscheduled in-service distribution is received, but shall be suspended for the next two Plan Years.


ARTICLE IV
APPRECIATION UNIT AWARDS AND VALUATION

4.1 Participation. The Corporate Governance and Nominating Committee may designate members of the Board who, in the judgment of the Corporate Governance and Nominating Committee, are expected to perform future services of special importance on behalf of the Board or of the Company and should be entitled to an award of Appreciation Units under this Plan. Each Board member so designated must execute a Participation Agreement in the form and manner prescribed by the Compensation Committee as a condition to receiving an award of Appreciation Units.

4.2 Award of Units. After execution of a Participation Agreement, the Company shall award Appreciation Units to designated Participants on such terms and conditions as the Corporate Governance and Nominating Committee deems appropriate. Such Units shall be immediately fully vested.

4.3 Nature of Units. Each Appreciation Unit represents the Company's agreement to pay to the Participant as deferred compensation an amount based on changes in the value of one share of common stock of the Company, determined under section 4.5. Appreciation Units represent a contractual right to receive deferred compensation, and the Participant holding such right shall be a general, unsecured creditor of the Company. Appreciation Units are intended to reflect changes in the value of actual shares of common stock of the Company, but they are not common stock of the Company, are not transferable or assignable, shall not give the Participant any right to purchase actual shares of Company stock, and shall not confer on the Participant any of the ownership rights associated with shares of common stock of the Company.


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4.4  Conversion.  Upon the occurrence of a distribution event under Article
VII, or at any time upon the election of a Participant, some or all of the Appreciation Units shall be converted into a dollar amount, which represents the difference in value of shares of Company common stock from the date the Appreciation Units are awarded to the date the Units are converted. The value of the converted Units shall be determined under section 4.5, shall be credited to the Participant's Bookkeeping Account, and shall be deemed invested in accordance with the Participant's deemed investments under section 5.3. Unless a distribution event has occurred under Article VII, the fact that a Participant elects to convert one or more Appreciation Units to a cash value does not create the right to receive a distribution or payment of any kind from this Plan.

4.5 Valuation. Upon the Participant's election to convert some or all of the Appreciation Units or upon occurrence of a distribution event described in Article VII, the value of the Units shall be determined as follows:

(a) First, the base value of the Units shall be determined by multiplying the number of Units awarded by the closing price of Company common stock on the New York Stock Exchange on the date that the Units are awarded.

(b) Second, the adjusted value of the Units shall be determined by multiplying the number of converted Units by the closing price of Company common stock on the New York Stock Exchange on the date that the Units are converted.

(c) Third, the dollar amount under (a) shall be subtracted from the dollar amount in (b), and the difference shall be credited to the Participant's Bookkeeping Account. In the event that the difference results in a number less than zero, the converted Units shall be cancelled without any liability or obligation to pay on the part of the Company or the Participant.

4.6 Participation Agreement. As used in this Plan, the term Participation Agreement means the written form prescribed by the Compensation Committee that specifies the number of Appreciation Units awarded to a member of the Board. The Participation Agreement may include such terms and conditions applicable to the award and conversion of the Appreciation Units as the Corporate Governance and Nominating Committee may deem reasonable and necessary to achieve the objectives of this Plan. In addition, the Participation Agreement with respect to each separate award of Appreciation Units shall specify the Participant's elections for the time and form of distribution of the value of the Units, and the elections can be modified only as provided in Article VII. The Participation Agreement must be executed prior to an actual award of Appreciation Units, and shall not be effective until approved and accepted by the Company.

4.7 Effect of Change in Stock. The Units and the value of the Units shall be proportionately adjusted for increase or decrease in the number of shares of Company stock subsequent to the effective date of a Participation Agreement resulting from a split, division, or consolidation of shares, a capital adjustment, or other increase or decrease in the number of shares of Company stock without receipt of consideration by the Company.


ARTICLE V
BOOKKEEPING ACCOUNT AND CREDITING
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5.1  Bookkeeping Account.  A Bookkeeping Account is the account established on the books of the Company as a record of each Participant's Plan balance.
A Bookkeeping Account may, at the discretion of the Administrative Committee, include one or more sub-accounts to reflect amounts credited to a Participant under the various terms of the Plan. As of the effective date of this Restatement, the Administrative Committee has established the following four sub-accounts:

(a) Deemed Investment Sub-Account: A Deemed Investment sub-account, expressed as a dollar amount, reflecting the Participant's account balance resulting from the following:
(1)  Deferred cash director's fees;

(2) Cash paid as the result of settlement of Stock Units under the Director Incentive Plan deferred pursuant to Article III; converted Appreciation Units pursuant to Article IV; or dividends issued in the form of cash under the Director Incentive Plan; and

(3)  The Participant's deemed investment of such amounts under Section 5.3.

(b) Company Shares Sub-Account. A Company Shares Sub-Account, expressed in units (each unit representing one share of Company common stock) in which the Participant is vested resulting from settlement of Stock Units under the Director Incentive Plan; or dividends issued in the form of Stock Units under the Director Incentive Plan.

(c) Restricted Shares Sub-Account. A Restricted Shares sub-account, expressed in units (denominated in units of shares of the Company's Common Stock), reflecting the number of Restricted Shares in the Company's stock granted under the Director Incentive Plan and deferred pursuant to Article III.

(d) Appreciation Units Sub-Account. An Appreciation Units sub-account reflecting the number of Appreciation Units under Article IV. The balance in such sub-account shall be expressed in units (each unit representing one share of the Company's Common Stock). The value of Appreciation Units converted to cash shall be reflected in the Deemed Investment Sub-Account.

5.2 Time of Crediting Accounts. Amounts deferred by a Participant under the Plan shall be credited to the Participant's Bookkeeping Account as soon as administratively practicable after the date deferred amounts would otherwise have been received (or beneficially received in the case of Company contributions) by the Participant. Subject to 5.4(c)(ii) regarding the underwriting of the Plan's investment vehicles, Earnings shall be credited to a Participant's Bookkeeping Account on the date determined by the Company, but no later than the month following the month in which deferrals and Company contributions were credited to the Bookkeeping Account in accordance with the preceding sentence. Earnings are based on the performance of the investment options selected by Participants in accordance with Section 5.3.

5.3 Participant Deemed Investments. Subject to Section 5.3(b), each Participant may, from time to time, select from the various indices provided by the Administrative Committee (under Section 5.4(b)) in which his or her Bookkeeping Account will be deemed invested; provided, however, that the Administrative Committee is under no obligation to acquire or provide any of the investments designated by the Participant.
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(a)  Deemed Investment Sub-Account. A Participant's Deemed Investment Sub-
Account shall be credited or debited from time to time, as determined by the Administrative Committee, with additional amounts equal to the appreciation (or loss) such accounts would have experienced had they actually been invested in the specified fund indices at the relevant times. This crediting and debiting will take into account the date that a Participant's Bookkeeping Account transactions (such as deferrals, contributions, distributions and transfers among funds) are actually reflected by the Plan's record-keeping system.

(b) Company Shares, Restricted Shares and Appreciation Units Sub-Accounts. The number of units in a Participant's Company Shares, Restricted Shares, and Appreciation Units Sub-Accounts shall be appropriately adjusted periodically to reflect any dividend (if applicable), split, split-up or any combination or exchange, however accomplished, with respect to the shares of the Company's common stock represented by such units.

5.4 Investments by the Company. In order to provide funds to satisfy its obligations under the Plan, the Company may, but shall not be required to, keep cash or invest and reinvest in mutual funds, stocks, bonds securities or any other assets as may be reasonably selected by the Administrative Committee in its discretion. Such investments may, but need not, follow the investment indices chosen by the Participants.

(a) Investment Advice. In the exercise of the foregoing investment powers, the Administrative Committee may engage investment counsel and, if the Administrative Committee so desires, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested. Such investment counsel may be an Officer and Employee of the Company.

(b) Choice of Investment Indices. The Administrative Committee, or its investment counsel, may specify one or more investment funds to serve as indices for the investment performance of amounts credited under the Bookkeeping Accounts. The Administrative Committee has the authority to expand or limit the type or number of fund indices and to prescribe, in conjunction with the Company, the frequency with which Participants may change their deemed investment elections.

(c) Insurance. If the Administrative Committee elects to purchase an insurance policy or policies insuring the life of the Participant to allow the Company to recover the cost of providing the benefits hereunder:

(1) The Participant shall, as a condition to continued participation in the Plan, sign any papers and undergo any medical examinations or tests that may be necessary or required for such purpose;

(2) Notwithstanding the Participant's election or direction or any provision in the Plan to the contrary, the Participant's Account may be deemed invested in a money market fund or instrument or other liquid asset selected by the Administrative Committee or its delegate, pending the underwriting and delivery of such policy or annuity; and

(3) The Participant, Participant's Beneficiary, and any other person claiming through the Participant shall not have or acquire any rights whatsoever in such policy or policies or in the proceeds of the policies.

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5.5  Limited Effect of Allocation.  The fact that any allocation shall be made and credited to a Bookkeeping Account shall not vest in a Participant any right, title or interest in or to any assets of the Company, or in any right to payment, except at the time(s) and upon the conditions elsewhere set forth in the Plan.

5.6 Report of Account. A Participant shall be provided information regarding Participant's Bookkeeping Account balance within a reasonable time after requesting such information from Leadership Benefits. The Company shall furnish each Participant statements on a periodic basis, no less frequently than annually, as soon as administratively practicable after the allocations for the end of the Plan Year have been completed. The Company may, in its discretion, provide Participants with account balance statements more frequently than provided in the preceding sentence.


ARTICLE VI
RIGHTS OF PARTICIPANT IN PLAN

6.1 Ownership Rights in Bookkeeping Account. Subject to the restrictions provided in this Article or stated in awards of Equity Compensation under the Director Incentive Plan, each Participant shall at all times have a fully vested interest in the value of the Participant's Bookkeeping Account.

6.2 Rights in Plan are Unfunded and Unsecured. The Company's obligation under the Plan shall in every case be an unfunded and unsecured promise to pay. A Participant's right to Plan distributions shall be no greater than the rights to payment of general, unsecured creditors of the Company. The Company may establish one or more grantor trusts (as defined in Code
Section 671 et seq.) to facilitate the payment of benefits hereunder; however, the Company shall not be obligated under any circumstances to fund its financial obligations under the Plan. Any assets which the Company may acquire or set aside to defray its financial liabilities shall be general assets of the Company, and such assets, as well as any assets set aside in a grantor trust, shall be subject to the claims of its general creditors.

6.3 No Transfer of Interest in Plan Allowed. Except as permitted by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under the Plan shall be valid or recognized by the Company. Neither the Participant, Participant's spouse or a designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any of the benefits payable hereunder. Said benefits shall not be subject to seizure for the payment of any debts, judgments, alimony, maintenance owed by the Participant or a Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. Notwithstanding the foregoing, the Company may, if the Administrative Committee so determines in its sole discretion, follow the terms of any court order issued in connection with any domestic relations proceeding including but not limited to marital dissolution or child support.

6.4 Plan Binding Upon Parties. The Plan shall be binding upon the Company, its assigns, and any successor company that acquires substantially all of its assets and business through merger, acquisition or consolidation; and upon all Participants and any Participant's Beneficiaries, assigns, heirs, executors and administrators.
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ARTICLE VII
DISTRIBUTIONS

7.1 Retirement. A Participant's Retirement shall mean the Participant's Early Retirement, if applicable, or if not applicable, the later of the Participant's 60th birthday or the date on which the Participant ceases to be a Board member. Early Retirement shall mean the date on which the Participant ceases to be a Board member if the Participant is at least fifty
(50) years of age on such date and has been a Board member for at least ten
(10) years. For this purpose, years served as a Board member are measured in consecutive full years (i.e., periods of 12 consecutive months), based on service from the date Participant began serving as a Board member.

7.2 In-Service Distributions. While a Participant is a Board member, the Participant may receive Plan distributions as provided in this Section 7.2.

(a) Unforeseeable Financial Emergency. At the request of a Participant before his or her service with the Company terminates, the Administrative Committee may, in its sole discretion, pay all or part of the value of the Participant's Bookkeeping Account in the event of an unforeseeable financial emergency beyond the requesting party's control. Such hardship distributions may be allowed only as follows:

(1) Financial Emergency. An unforeseeable financial emergency is defined as a severe financial hardship resulting from (A) an illness or accident of the Participant, his or her spouse, his or her tax dependent, or his or her Beneficiary, (B) the loss of a Participant's or Beneficiary's property due to casualty, or (C) other similar extraordinary, unforeseeable and unforeseen circumstances arising as a result of events beyond the control of the requesting party.

(2) Amount. The amount of an accelerated distribution shall be limited to an amount necessary to relieve such emergency, which may include an amount necessary to pay tax liabilities reasonably anticipated to result from the distribution. A distribution on account of unforeseeable financial emergency may not be made to the extent that such emergency is or may be alleviated by reimbursement or compensation from insurance or liquidation of the Participant's other assets (provided that the liquidation would not itself cause a severe hardship).

(3) Effect on Deferral Agreement. A Participant's Deferral Agreement shall be automatically canceled for the remainder of the Plan Year in which the unforeseeable financial emergency distribution is made.

(b) Scheduled Distributions. Prior to Retirement, a Participant may elect, in a Deferral Agreement (or in a Participation Agreement for each award of Appreciation Units), to receive a specified percentage of the Participant's deferrals for a Plan Year in a specified later Plan Year while the Participant continues to be a Board member. The scheduled distribution must designate a Plan Year that begins after the deferred amounts have been credited to this Plan for at least two full Plan Years (e.g., an election in December 2007 could provide for a scheduled distribution no sooner than the Plan Year beginning January 1, 2011). The Participant must elect the calendar year and the month (either January or June) of the scheduled distribution. The amount payable to a Participant in connection with a
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scheduled distribution shall in all cases be a specified dollar amount or a specified percentage of the Participant's Account balance for the Plan Year to which the Deferral Agreement applies. A Participant may change the time of a scheduled distribution by submitting a change request by the last day of the Plan Year that ends at least 12 months before the scheduled distribution date and postponing the scheduled distribution for a period of at least five years. If the Participant terminates service as a Board member before a scheduled distribution date, then the Plan's provisions (and the Participant's elections, if applicable) for distributions following a separation from service (Retirement or Non-Retirement, depending on the Participant's age and years of service) shall supersede the Participant's scheduled distribution elections.

7.3 Distribution Following Separation from Service (Non-Retirement. If a Participant's service as a Board member terminates prior to Retirement, that Participant shall receive the value of that Participant's Bookkeeping Account in a single lump sum payment within 90 days after such termination. The Participant is prohibited from designating the Plan Year in which the distribution will be made.

7.4  Retirement Distributions.

(a) Form of Payment. Upon Retirement, distribution of a Participant's Bookkeeping Account balance shall be made in accordance with the distribution options specified in the Participant's Deferral Agreement or the Participation Agreement for the Appreciation Units to which the distribution relates. The distribution options available to a Participant are: (i) lump sum payment; or (ii) installments over five (5), ten (10) or fifteen
(15) years.

(b) Lump Sum in lieu of Installments. If the Participant's Account balance as of his or her Retirement is equal to or less than $10,000, Leadership Benefits may order the distribution of the Participant's entire Account in a single lump sum rather than in installments, provided that the lump sum payment results in the termination and liquidation of the Participant's entire interest under this Plan and all other plans or arrangements that must be aggregated with this Plan under the rules set forth under Code Section 409A. The Participant may not exercise any discretion to convert an installment election into a lump sum under this provision.

(c) Time of Payment. The distribution (or in the case of installments, the first installment payment) shall be paid within 90 days after the Participant's Retirement. Subsequent installments, if applicable, shall be paid in January of each succeeding Plan Year.

(d) Amount of Payment. If the form of distribution is a lump sum, the value of the entire vested Bookkeeping Account shall be distributed in one payment. If the form of distribution is installments, the amount of each installment payment shall be determined by multiplying the Participant's vested Bookkeeping Account balance as of the Valuation Date immediately preceding the distribution date by a fraction, the numerator of which is one (1) and the denominator of which is (N minus P), where N is total number of annual installments and P is the number of annual installments previously paid to the Participant. For example, if the form of payment is five annual installments, the first annual distribution is the account balance divided by 5 (5 minus 0), the second annual distribution is the account balance divided
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by 4 (5 minus 1), the third annual distribution is the account balance divided by 3 (5 minus 2), the fourth annual distribution is the account balance divided by 2 (5 minus 3), and the fifth annual distribution is the entire remaining account balance (5 minus 4). Bookkeeping Accounts subject to installment payment shall continue to be valued as provided in Section 5.3 until fully distributed.

(e) Change in Time or Form of Distribution. A Participant may change the form of distribution by submitting a change request by the last day of the calendar year that ends at least 12 months before his or her Retirement date, provided that his or her change cannot take effect earlier than twelve months after the change is requested. In addition, the Participant must agree to postpone the distribution for a period of at least five years from the date that the amount would otherwise have been payable. In the case of installment payments, the five year period of postponement is measured from the date that the first payment in the series of installments would have been paid.

7.5 Cash and Stock Distributions. Distributions of a Participant's Deemed Investment Sub-Account shall be made in cash only. Distributions of a Participant's Company Shares Sub-Account shall be made in Common Stock of the Company. Distributions of a Participant's Restricted Shares Sub-Account shall be made in Restricted Shares of the Company. Distributions of a Participant's Appreciation Units Sub-Account shall be converted to a cash value prior to distribution and distributed from the Deemed Investment Sub-Account.

7.6 Acceleration of Payment. Generally, neither the Company nor any Participant may accelerate the timing of any payment under the Plan, except as specifically set forth in this Plan document. However, the Administrative Committee retains the discretion to accelerate distribution of any payment to the extent such acceleration is specifically permitted under the final regulations under Code Section 409A. Such accelerations include, but are not limited to, a distribution to permit a Participant to pay taxes on amounts deferred under this Plan, including any taxes that may be imposed under Code
Section 409A.


ARTICLE VIII
DEATH BENEFITS

8.1 Designation of Beneficiary. A Participant shall designate a Beneficiary to receive death benefits under the Plan by completing the beneficiary designation form specified by the Administrative Committee. A Participant shall have the right to change the Beneficiary by submitting to Leadership Benefits a form designating the Participant's change of Beneficiary. No beneficiary designation or change of beneficiary shall be effective until accepted by the Company.

8.2 Deemed Beneficiary. If a Participant is married, his or her legal spouse shall be deemed the designated Beneficiary, unless the spouse consents in writing to designation of a different Beneficiary on a form acceptable to the Administrative Committee. If no designation has been made, or if the deemed or designated Beneficiary has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her

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surviving beneficiaries and contingent beneficiaries with priority in the order named below:

(a) first, to his widow or her widower, or his or her life partner, as the case may be;

(b)  next, to his or her children, in equal shares;

(c)  next, to his or her parents, in equal shares;

(d)  next, to his or her brothers and sisters, in equal shares; or

(e)  next, to his or her estate.

8.3 Surviving Beneficiary. For purposes of determining the appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven (7) days after the date of the Participant's death.

8.4 Determination of Account Balance at Death. The value of a Participant's Account shall be determined as of the later of: (a) the date of the Participant's death; or (b) the date the Administrative Committee approves the distribution under Section 8.4. The amounts in such Account shall be maintained in the deemed investment Sub-Accounts under Section 5.3 after the Participant's death and until the time of distribution, unless the Participant's Beneficiary elects in writing to transfer such amounts from the deemed investment accounts into a separate interest-bearing account designated by the Administrative Committee for this purpose. Upon transfer to the interest-bearing account, the Account shall no longer be deemed invested under Section 5.3(a) and will not be adjusted for deemed investment gains and losses after the date of transfer.

8.5 Distribution of Bookkeeping Account Balance at Death. Upon a Participant's death, the value of Participant's Bookkeeping Account shall be distributed as follows:

(a) Death Prior to Retirement. If a Participant dies before Retirement, the Participant's Beneficiary shall receive the balance of the Participant's Bookkeeping Account. Additionally, if the Participant's death is not attributable to suicide committed within two years of becoming a Participant, such Beneficiary shall receive an amount equal to twice the Participant's actual deferrals under Section 3.2 that have been credited to the Participant's Account as of December 31, 2007 (exclusive of any earnings thereon). Compensation deferred after December 31, 2007 shall not be taken into account in calculating this pre-retirement death benefit. This 8.5(a) pre-retirement death benefit shall be paid in a single lump sum by the last day of the Plan Year in which the Participant dies. A lump sum payment will be treated as having been made in the Plan Year containing the Participant's death as long as the payment is made not later than the 15th day of the third month of the following calendar year.

(b) Death After Retirement. If a Participant dies after Retirement, the Participant's Beneficiary shall receive the Participant's remaining Account Balance in a manner consistent with the Participant's distribution election under Section 7.4 together with interest credited under the interest bearing account.
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8.6  Determination of Beneficiary.  If the Administrative Committee has any
doubt as to the proper Beneficiary to receive payments hereunder, the Administrative Committee shall have the right to direct the Company to withhold such payments until the matter is finally adjudicated. However, as provided in Section 12.8, any payment made by the Company, in good faith and in accordance with the Plan and the directions of the Administrative Committee shall fully discharge the Company, the Board and the Administrative Committee from all further obligations with respect to that payment.

8.7 Payments to Minor or Incapacitated Beneficiaries. In distributing property hereunder to or for the benefit of any minor or incapacitated Beneficiary, the Administrative Committee, in its sole and absolute discretion, may direct the Company to make such distribution to a legal or natural guardian of such Beneficiary, or to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by such guardian or other adult shall be a complete discharge of liability to the Company, the Board, and the Administrative Committee. Neither the Board, the Administrative Committee, nor the Company shall have any responsibility to see to the proper application of any payments so made.

8.8 Effect of Divorce. If a Participant and his or her named Beneficiary are or become married and thereafter their marriage is dissolved by entry of a decree of dissolution or other court order having the effect of dissolving the marriage, then any such pre-divorce beneficiary designation shall be deemed automatically revoked as to such beneficiary spouse as of the date of such dissolution unless the death benefit rights of such former spouse are subsequently reaffirmed by a qualified domestic relations order or the Participant's subsequent written designation.


ARTICLE IX
ADMINISTRATION OF THE PLAN

9.1 Plan Sponsor and Administrator. The Company is the Plan Sponsor, and its address is: Nordstrom, Inc., 1700 Seventh Avenue, Seattle, Washington 98101-4407. The Administrative Committee acts as Plan Administrator.

9.2 Powers and Authority of the Company. The Company, acting through the Compensation Committee of its Board of Directors, has the following absolute powers and authority under the Plan:

(a)  To amend or terminate the Plan, at any time and for any reason;

(b) To determine the amount, timing, vesting, and other conditions applicable to contributions to the Plan contributions and benefits;

(c) To set aside funds to assist the Company to meet its obligations under this Plan, provided that the funds are set aside in a manner that does not result in immediate taxation to Participants;

(d) To establish investment policy guidelines applicable to funds (if any) set aside under (c);

(e) To establish one or more grantor trusts (as defined in Code Section 671 et seq.) to facilitate the payment of benefits under the Plan;

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(f)  To take any such other actions as it deems advisable to carry out the purposes of the Plan; and

(g) To delegate its authority to any officer, employee, committee or agent of the Company, as it deems advisable for the effective administration of the Plan.

9.3  Administrative Committee.

(a) Role of Administrative Committee. The Company has appointed the Administrative Committee to act as Plan Administrator. All actions taken by the Administrative Committee, or by its delegate, as Plan Administrator will be conclusive and binding on all persons having any interest under the Plan, subject only to the provisions of Article X. All findings, decisions and determinations of any kind made by the Administrative Committee or its delegate shall not be disturbed unless the Administrative Committee has acted in an arbitrary and capricious manner.

(b) Powers and Authority. The Administrative Committee has the following powers and authority under the Plan:

(1) In the exercise of its sole, absolute, and exclusive discretion, to construe and interpret the terms and provisions of the Plan, to remedy and resolve ambiguities, to grant or deny any and all non-routine claims for benefits and to determine all issues relating to eligibility for benefits;

(2)  To authorize withdrawals due to unforeseeable financial emergency;

(3) To amend the Plan for legal, technical, administrative, or compliance purposes, as recommended by legal counsel;

(4) To retain and pay service providers whose services the Administrative Committee deems necessary to effective administration of the Plan;

(5) To implement, in the manner it deems appropriate, the investment policy guidelines established by the Compensation Committee; and

(6) To delegate its authority to any officer, employee, committee or agent of the Company, as it deems advisable for the effective administration of the Plan, any such delegation to carry with it the full discretion and authority vested in the Administrative Committee.

(c) Exercise of Authority. All resolutions or other actions taken by the Administrative Committee shall be either: (a) by vote of a majority of those present at a meeting at which a majority of the members are present; or (b) in writing by a majority of all the members at the time in office if they act without a meeting.

9.4 Powers and Authority of Leadership Benefits. Leadership Benefits has the following powers and authority under the Plan:

(a) To carry out day-to-day administration of the Plan, including notifying Board members of the provisions of the Plan, approving and processing Deferral Agreements, providing Participants with periodic statements of Account, approving and processing changes in the time and/or form of

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distributions, and forwarding non-routine distribution requests to the
Administrative Committee;

(b) To prepare forms necessary for the administration of the Plan, including Deferral Agreements, beneficiary designation forms, investment designation forms, and any other form or document deemed necessary to the effective administration of the Plan;

(c) To approve and adopt communications to be furnished to eligible Board members explaining the material provisions, terms, and conditions of the Plan;

(d)  To process routine distributions;

(e) To process non-routine distributions that have been approved by the Administrative Committee;

(f) To negotiate and document agreements with Plan service providers, subject to final approval by the Administrative Committee;

(g) To implement any policies or procedures approved by the Company or the Administrative Committee;

(h) To recommend amendments to the Plan for adoption by the Company or the Administrative Committee;

(i) To work with Plan service providers to ensure the effective administration of the Plan; and

(j) To perform any and all tasks, duties, and responsibilities delegated by the Company or the Administrative Committee.

9.5 Reliance on Opinions. The members of the Administrative Committee and the officers, employees and directors of the Company responsible for administration of the Plan shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, including legal counsel for the Company.

9.6 Information. The Company shall supply full and timely information to the Administrative Committee on all matters relating to Plan administration as the Administrative Committee may reasonably require.

9.7 Indemnification. The Company shall indemnify and hold harmless each Administrative Committee or Board member, and each Company employee, performing services or acting in any capacity with respect to the Plan, from and against any and all expenses and liabilities arising in connection with services performed in regard to this Plan. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such individual may be entitled as a matter of law or other agreement. However, the right to indemnification does not apply where an expense or liability is incurred due to an individual's fraudulent or intentionally dishonest acts.

ARTICLE X
CLAIMS PROCEDURE

10.1 Submission of Claim. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or any person claiming through the Participant ("Claiming Party"), shall make a written request for benefits under this Plan, mailed or delivered to Leadership Benefits. If the claim cannot be processed as a routine payment of benefits, Leadership Benefits will forward the claim to the Administrative Committee for its review.

10.2 Denial of Claim. If a claim for payment of benefits is denied in full or in part, the Administrative Committee or its delegate shall provide a written notice to the Claiming Party within ninety (90) days setting forth:
(a) the specific reasons for denial; (b) any additional material or information necessary to perfect the claim; (c) an explanation of why such material or information is necessary; and (d) an explanation of the steps to be taken for a review of the denial. A claim shall be deemed denied if the Administrative Committee or its delegate does not take any action within the aforesaid ninety (90) day period.

10.3 Review of Denied Claim. If the Claiming Party desires Administrative Committee review of a denied claim, the Claiming Party shall notify the Administrative Committee or its delegate in writing within sixty (60) days after receipt of the written notice of denial. As part of such written request, the Claiming Party may request a review of the Plan document or other relevant documents, may submit any written issues and comments, and may request an extension of time for such written submission of issues and comments.

10.4 Decision Upon Review of Denied Claim. The decision on the review of the denied claim shall be rendered by the Administrative Committee within sixty (60) days after receipt of the request for review (or within 120 days if special circumstances exist). The decision shall be in writing and shall state the specific reasons for the decision, including reference to specific provisions of the Plan on which the decision is based.


ARTICLE XI
AMENDMENT AND TERMINATION

The Board of Directors may amend or terminate the Plan at any time. Such amendment or termination may modify or eliminate any benefit hereunder, provided that no such amendment or termination shall in any way reduce the vested portion of the affected Participants' or Beneficiaries' Bookkeeping Accounts. In addition, the Compensation Committee has the authority on behalf of the Board, to review, finalize, approve and adopt amendments to the Plan, other than amendments relating to benefit amounts and Plan eligibility. To be effective, an amendment must be in writing and must be signed by a person who has amendment authority under the terms of the Plan. Oral amendments or modifications to the Plan, and any written amendments that are not signed by an authorized person, are not valid or binding on the Company or any other person. An amendment or termination of the Plan shall not affect the time or form of distributions under the Plan, except as expressly permitted under Code Section 409A.

ARTICLE XII
MISCELLANEOUS

12.1 No Employment Contract. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and any Board member. Nothing in this Plan shall be deemed to give any Board member the right to be retained in the service of the Company or to interfere with any right of the Company to discipline or discharge the Board member at any time.

12.2 Cooperation. A Board member will cooperate with the Company by furnishing any and all information reasonably requested by the Company and take such other actions as may be requested to facilitate Plan administration and the payment of benefits hereunder.

12.3 Illegality and Invalidity. If any provision of this Plan is found illegal or invalid, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had not been included herein.

12.4 Required Notice. Any notice which shall be or may be given under the Plan or a Deferral Agreement or Participation Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company c/o Leadership Benefits Department, at 1700 Seventh Avenue, Suite 900, Seattle Washington 98101-4407. If notice is to be given to a Participant, such notice shall be addressed to the last known address on the Company's records. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

12.5 Interest of Participant's Spouse. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

12.6 Tax Liabilities from Plan. If all or any portion of a Participant's benefit under this Plan generates a state or federal income tax liability (including a liability under Code Section 409A) to the Participant prior to receipt, the Administrative Committee may instruct the Company to distribute to the Participant immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such taxation, which liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. Such a distribution shall affect and reduce the benefits to be paid under Articles VII and VIII hereof.

12.7 Benefits Nonexclusive. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to the Participant under any other plan or program for directors of the Company. The Plan shall supplement and shall not supersede,

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modify or amend any other such plan or program except as may otherwise be expressly provided.

12.8 Discharge of Company Obligation. The payment of benefits under the Plan to a Participant or Beneficiary shall fully and completely discharge the Company, the Board, and the Administrative Committee from all further obligations under this Plan with respect to a Participant, and that Participant's Deferral Agreement and Participation Agreement shall terminate upon such full payment of benefits.

12.9 Costs of Enforcement. If any action at law or in equity is necessary by the Administrative Committee or the Company to enforce the terms of the Plan, the Administrative Committee or the Company shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

12.10 Gender and Case. Unless the context clearly indicates otherwise, masculine pronouns shall include the feminine and singular words shall include the plural and vice versa.

12.11 Titles and Headings. Titles and headings of the Articles and Sections of the Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of the Plan document.

12.12 Applicable Law. To the extent not preempted by federal law, the Plan shall be governed by the laws of the State of Washington.

12.13 Counterparts. This instrument and any Deferral Agreement may be executed in one or more counterparts, each of which is legally binding and enforceable.

12.14  Definitions:

(a) "Administrative Committee" means the committee established by the Board to oversee administration of the Plan, in cooperation with Leadership Benefits.

(b)  "Board" means the Board of Directors of Nordstrom, Inc.

(c)  "Code" means the Internal Revenue Code of 1986, as amended.

(d)  "Compensation Committee" means the Compensation Committee of the Board.

(e)  The "Plan Year" means the calendar year.

IN WITNESS WHEREOF, this instrument setting forth the terms and conditions of this amendment and restatement to the NORDSTROM DIRECTORS DEFERRED COMPENSATION PLAN (2007 Restatement) is executed this 15th day of November, 2007, effective January 1, 2008, except as otherwise provided herein.

                                       NORDSTROM, INC.

                                       By:   /s/ Delena Sunday

                                       Title:  Executive Vice President -
                                               Human Resources and Diversity
                                               Affairs